Exhibit 99.2

Enterprise Products Partners L.P.
P.O. Box 4324
Houston, TX 77210
(713) 381-6500

Enterprise Announces Sale of Additional Common Units
     Houston, Texas (Friday, December 3, 2010) – Enterprise Products Partners L.P. (NYSE:EPD) today announced that the underwriters of its recent common unit offering have exercised their full over-allotment option to purchase 1,725,000 additional common units as part of Enterprise’s common unit offering that was priced on December 1, 2010 at a public offering price of $41.25 per common unit.
     The net proceeds from the sale of the 1,725,000 common units will be approximately $69 million after deducting underwriting discounts, commissions and offering expenses. The total net proceeds from the offering, including the exercise of the over-allotment option, will be approximately $528 million. Enterprise intends to use the net proceeds to temporarily reduce borrowings under its multi-year revolving credit facility.
     Morgan Stanley, Barclays Capital, BofA Merrill Lynch, Citi, J.P. Morgan and Wells Fargo Securities are joint book running managers for the offering. Credit Suisse, Goldman, Sachs & Co., Raymond James, RBC Capital Markets, UBS Investment Bank, Deutsche Bank Securities, Madison Williams and Company, Morgan Keegan & Company, Inc., Ladenburg Thalmann & Co. Inc. and Oppenheimer & Co. are co-managers. An investor may obtain a free copy of the prospectus as supplemented by visiting EDGAR on the SEC website at www.sec.gov. A copy of the preliminary prospectus supplement and related base prospectus may also be obtained from the underwriters as follows:
Morgan Stanley
Attn: Prospectus Dept.
180 Varick Street, 2nd floor,
New York, NY 10014
Toll-free number: (866) 718-1649
prospectus@morganstanley.com

Barclays Capital
c/o Broadridge Financial Solutions
1155 Long Island Avenue
Edgewood, NY 11717
Toll-free number: (888) 603-5847
Barclaysprospectus@broadridge.com
BofA Merrill Lynch
Attn: Prospectus Department
4 World Financial Center
New York, NY 10080
Email: dg.prospectus_requests@baml.com
Citi
Attention: Prospectus Dept.
Brooklyn Army Terminal
140 58th Street, 8th floor,
Brooklyn, NY 11220
Toll-free number: (800) 831-9146
batprospectusdept@citi.com
J.P. Morgan
c/o Broadridge Financial Solutions
1155 Long Island Avenue
Edgewood, NY 11717
Toll-free number: (866) 803-9204
Wells Fargo Securities
Attention: Equity Syndicate Dept.
375 Park Ave.
New York, NY 10152
Toll-free number: (800) 326-5897
Email: cmclientsupport@wellsfargo.com
     This press release shall not constitute an offer to sell or the solicitation of an offer to buy the units described herein, nor shall there be any sale of these units in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering is being made only by means of a prospectus and related prospectus supplement, which are part of an effective registration statement.

     Enterprise Products Partners L.P. is the largest publicly traded energy partnership and a leading North American provider of midstream energy services to producers and consumers of natural gas, NGLs, crude oil, refined products and petrochemicals. The partnership’s assets include: approximately 49,100 miles of onshore and offshore pipelines; approximately 200 million barrels of storage capacity for NGLs, refined products and crude oil; and 27 billion cubic feet of natural gas storage capacity. Services include: natural gas transportation, gathering, processing and storage; NGL fractionation, transportation, storage, and import and export terminaling; crude oil and refined products; offshore production platform services; petrochemical transportation and storage; and a marine transportation business that operates primarily on the United States inland and Intracoastal Waterway systems and in the Gulf of Mexico. Additional information is available at www.epplp.com.

Contacts:	Randy Burkhalter, Investor Relations (713) 381-6812 or (866) 230-0745
Rick Rainey, Media Relations (713) 381-3635
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